Exhibit 99.1

PRESS RELEASE

CONTACT:

Mike Smith, CFA
719-637-5773
michael.smith@vectrus.com

Vectrus Statement on Cancellation of Kuwait Base Operations and Security Support Services 2.0 (K-BOSSS re-compete) Solicitation

COLORADO SPRINGS, Colo., March 7, 2017 - Vectrus, Inc. (NYSE:VEC) was informed today that the U.S. Government has cancelled the solicitation for the Kuwait Base Operations and Security Support Services 2.0 contract, also known as the K-BOSSS re-compete.

Vectrus is the incumbent contractor under the K-BOSSS contract, providing comprehensive support services for all U.S. Army facilities in Kuwait. The current K-BOSSS contract runs through Mar. 28, 2017.

According to the notification received by Vectrus, the U.S. Government determined the requirements under the solicitation have changed substantially because of change in mission requirements. The U.S. Government anticipates soliciting the new K-BOSSS requirements as soon as practicable.

“We recognize the Government’s concerns and look forward to a new solicitation,” said Chuck Prow, president and chief executive officer of Vectrus. “Meanwhile, we will continue to deliver the excellent performance our client has consistently received on this contract.”

“Our full-year 2017 guidance, issued on Mar. 1, 2017, anticipated an extension of our existing K-BOSSS contract and contribution well into the third quarter of 2017,” said Matt Klein, chief financial officer of Vectrus. “At this point, we are not changing 2017 guidance, until we receive additional contracting direction on the existing contract.”

Exhibit 99.1

In 2016, the K-BOSSS program contributed approximately $438 million dollars or 37% of revenue.

The Company notes that forward-looking statements of future performance made in this release, including 2017 guidance, are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

About Vectrus
Vectrus is a leading, global government services company with a history in the services market that dates back more than 70 years. The company provides facility and logistics services, and information technology and network communication services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 5,600 employees spanning 143 locations in 18 countries. In 2016, Vectrus generated sales of $1.2 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements in 2017 Guidance above about our revenue, operating margin, net income, EPS and net cash provided by operating activities for 2017 and other assumptions contained therein for purposes of such guidance, debt payments, expense savings, contract opportunities, bids and awards, collections, business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," or similar terminology are forward-looking statements. These statements are based on the beliefs and

Exhibit 99.1

assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: our dependence on a few large contracts for a significant portion of our revenue; competition in our industry; our ability to submit proposals for and/or win potential opportunities in our pipeline; our ability to retain ad renew our existing contracts; protests of new awards; our international operations, including the economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. government military operations, including its operations in Afghanistan; changes in, or delays in the completion of, U.S. or international government budgets; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog; our maintaining our good relationship with the U.S. government; impairment of goodwill; our performance of our contracts and our ability to control costs; our level of indebtedness; our compliance with the terms of our credit agreement; subcontractor and employee performance and conduct; our teaming arrangements with other contractors; economic and capital markets conditions; any future acquisitions, investments or joint ventures; our ability to retain and recruit qualified personnel; our maintenance of safe work sites and equipment; our compliance with applicable environmental health and safety regulations; our ability to maintain required security clearances; any disputes with labor unions; costs of outcome of any legal proceedings; security breaches and other disruptions to our information technology and operations; changes in our tax provisions or exposure to additional income tax liabilities; changes in U.S. generally accepted accounting principles; accounting estimates made in connection with our contracts; our exposure to interest rate risk; our compliance with public company accounting and financial reporting requirements; timing of payments by the U.S. government; risks and uncertainties relating to the spin-off from our former parent; and other factors set forth in Part I, Item 1A, - “Risk Factors,” and elsewhere in our 2016 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. We

Exhibit 99.1

undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.